Exhibit 1


                            JOINT FILING AGREEMENT


	In accordance with Rule 13d-1(k) (1) (iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G filed on December 15, 2003 (including amendments thereto) with respect to the common stock of AVI Biopharma, Inc.

This Joint Filing Agreement shall be filed as an Exhibit to such Statement.


Dated:  December 15, 2003


SMITHFIELD FIDUCIARY LLC


By:  /s/  Howard Feitelberg
    -------------------------------------
     Howard Feitelberg, Director



Highbridge International LLC

By:  /s/  Howard Feitelberg
    -------------------------------------
     Howard Feitelberg, Director



Highbridge Capital Corporation

By:  /s/  Howard Feitelberg
    -------------------------------------
     Howard Feitelberg, Controller



Highbridge Capital Management, LLC

By:  /s/  Ronald S. Resnick
    -------------------------------------
     Ronald S. Resnick, Managing Director